Exhibit 99.1

Investor Contacts:	Tim Schugel / Tony Ishaug
Telephone: (952) 944-5600

DEPARTMENT 56 REPORTS FOURTH QUARTER

AND FISCAL YEAR 2002 RESULTS

February 20, 2003 — Eden Prairie, MN. — Department 56 (NYSE: DFS), a leading collectible and giftware company, today reported earnings results that exceeded expectations for the fiscal year ended December 28, 2002.

Revenues for the fourth quarter of $57.7 million were up 3% compared to $56.0 million in 2001. Revenues for the fiscal year of $208.6 million were up 4% compared to $200.4 million in 2001.

Net income for the fourth quarter of 2002 was $8.1 million or $0.61 per share compared to $2.9 million or $0.22 per share in the prior year. For fiscal 2002, net income before the cumulative effect of adopting SFAS No. 142 was $31.8 million or $2.42 per share compared to $16.0 million or $1.24 per share in the prior year.

Certain items affect the comparability of the Company’s earnings during 2002 with those of 2001, as shown in the following table:

Items Impacting Earnings Comparability

(In thousands)

	Quarter Ended		52 Weeks Ended
	Dec. 28, 2002	Dec. 29, 2001	Dec. 28, 2002	Dec. 29, 2001

Income before cumulative effect of change in accounting principle	$8,051	$2,893	$31,841	$15,962

Litigation settlement (1)			(5,388)
Income tax effect of litigation settlement			1,940

Goodwill and trademark amortization (2)		1,194		4,885
Income tax benefit of trademark amortization		(43)		(164)

Reversal of prior year tax accruals (3)	(3,461)	(1,000)	(3,461)	(1,000)

Minority interest investment impairment (4)				2,965
Income tax benefit of investment impairment				(1,076)

Deferred tax valuation allowance (5)		1,520		1,520

Income before cumulative effect of change in accounting principle after removing the above items	$4,590	$4,564	$24,932	$23,092

(1) The Company recorded $5.4 million of other income in 2002 in connection with the settlement of litigation involving its information systems.

(2) The Company stopped amortizing goodwill and other intangibles with indefinite lives as of the beginning of 2002 with the adoption of SFAS No. 142.

(3) The Company recorded adjustments to its income tax provision of $3.5 million and $1.0 million in 2002 and 2001, respectively, for the reversal of prior year tax accruals that were no longer necessary.

(4) The Company recognized a $3.0 million impairment of its minority investment in 2-Day Designs, Inc. in 2001 given continued deterioration in the U.S. home furnishings market.

(5) The Company recorded a $1.5 million deferred tax valuation allowance in 2001 to reserve against the future deductibility of the capital losses recognized from its minority investment in 2-Day Designs, Inc.

Fourth quarter earnings per share, after adjusting for the above items, was $0.35 in 2002 compared to $0.35 in 2001. Fiscal year earnings per share, after adjusting for the above items, was $1.90 in 2002 compared to $1.79 in 2001.

Commenting on the results, Susan Engel, Chairwoman and Chief Executive Officer, said, “Our 2002 performance was better than originally anticipated primarily due to our continued focus on cost containment and gross margin improvements across the board. Unfortunately, the slow economy and weak retail environment contributed to disappointing sales and earnings results at our seasonal stores and kiosks. On the other hand, we are pleased that our year-round stores performed well.”

Ms. Engel continued, “As we enter 2003 with continued economic and geo-political uncertainty, we anticipate that retailers and consumers alike will remain cautious in their purchasing. Despite the challenging circumstances that we are certain to face this year, the strength of our balance sheet and our strong profitability and cash flow characteristics will continue to allow us to weather these difficult times. We remain committed to our long-term growth strategies that we are confident will drive the future of Department 56.”

Fourth Quarter and Fiscal Year Highlights

Fourth quarter wholesale revenues were down 5% to $37.5 million from $39.6 million in the fourth quarter of 2001. For fiscal 2002, wholesale revenues of $180.4 million were comparable to the $181.1 million achieved in 2001.

For the fourth quarter of 2002, wholesale revenues for Village products were $23.8 million compared to $21.9 million in the prior year, and General Giftware revenues were $13.7 million compared to $17.7 million. For fiscal 2002, wholesale revenues for Village products were $107.1 million compared to $110.3 million in the prior year, and General Giftware revenues were $73.3 million compared to $70.8 million.

Retail revenues during the fourth quarter of 2002 of $20.3 million were up 23% compared to the $16.5 million recorded in the fourth quarter of last year. The increase in retail revenues was driven by an increase in the number of seasonal store and kiosk locations. During the fourth quarter of 2002, the Company operated 20 seasonal stores and 417 seasonal kiosks compared to 10 seasonal stores and 359 seasonal kiosks operated in the fourth quarter of 2001. Comparable sales in the Company’s three year-round stores during the fourth quarter increased 14%. For the fourth quarter of 2002, average sales per location for the seasonal stores and kiosks decreased 9% and 1%, respectively, compared to the fourth quarter of 2001.

For fiscal 2002, retail revenues increased 46% to $28.3 million from $19.4 million in the prior year. The increase in retail revenues for the year was primarily attributable to the inclusion of January 2002 results from the seasonal stores and kiosks opened during 2001 as well as the increase in the number of seasonal stores and kiosks operated in 2002.

Gross margin as a percentage of sales was 61.6% for the fourth quarter compared to 54.4% in the fourth quarter of 2001. The increase in fourth quarter gross margins was principally due to the increase in retail sales (which provide higher gross margins) as well as a decrease in the provision for excess and slow moving inventory resulting from the Company’s tightened wholesale inventory management. For fiscal 2002, gross margins of 56.7% were up compared to 55.2% in the prior year. The increase in the gross margin rate for the year was principally due to the increase in retail sales and the decreased provision for excess and slow moving inventory, partially offset by a shift in the mix of wholesale product shipments within and between product lines. Retail sales represented 35% of sales in the fourth quarter of 2002 compared to 29% in the fourth quarter of 2001.  Retail sales represented 14% of sales in fiscal 2002 compared to 10% in 2001.

Selling, General and Administrative expenses for the quarter were $28.6 million, or 50% of sales, compared to $21.9 million, or 39% of sales in the fourth quarter of 2001. The increase in SG&A for the fourth quarter was primarily the result of increased retail operations, which have higher selling, general and administrative expenses as a percent of sales than wholesale operations. For fiscal 2002, SG&A represented 37% of sales, or $76.8 million, compared to $68.6 million, or 34% of sales in the prior year. The increase in SG&A for fiscal 2002 was principally due to the increase in retail operations, partially offset by non-recurring expenses related to the Company’s 25th Anniversary Celebration in 2001, wholesale cost control initiatives and decreased depreciation expense.

Income from operations for the fourth quarter was $6.9 million compared to $8.5 million in the prior year, adjusted to exclude goodwill and trademark amortization. For fiscal 2002, income from operations was $41.3 million compared to $41.7 million in the prior year, excluding goodwill and trademark amortization. The decrease in income from operations for the fourth quarter and fiscal year was primarily attributable to the decreased profitability from the Company’s seasonal store and kiosk operations due to the difficult retail environment. For fiscal 2003, the Company does not anticipate operating seasonal store locations and plans to reduce the number of seasonal kiosks to increase profitability. The Company currently plans to open two year-round stores in 2003.

Interest expense for the quarter was $0.8 million compared to $1.4 million in the prior year. For fiscal 2002, interest expense was $3.4 million compared to $7.0 million in the prior year. The decrease in interest expense over the comparable periods resulted from a lower interest rate environment, as well as a decrease in the amount of term debt outstanding. The Company pre-paid $30 million of its term debt in May of 2002.

The Company’s income tax provision rate for the fourth quarter of 2002 was (24.1%) compared to 52.3% in the fourth quarter of 2001. The income tax provision rate for fiscal 2002 was 27.1% compared to 41.2% for fiscal 2001. The provision rates for all periods presented reflect the adjustments for the reversal of prior year tax accruals as noted above, and the 2001 periods presented reflect the recording of the deferred tax valuation allowance also noted above. Additionally, the Company’s decreased income tax provision rate for 2002 reflects the change in accounting for goodwill and other intangible assets previously reported. Management anticipates that the income tax provision rate for 2003 will be approximately 36.0%, excluding any unanticipated one-time adjustments.

Accounts receivable at the end of fiscal 2002 were $32.6 million compared to $22.8 million at the end of last year. The increase in accounts receivable is principally due to an increase in the amount of sales qualifying for extended dating terms that run into late December as well as the decreases in the allowance for sales returns and credits previously reported. Inventories were $14.3 million as of the end of 2002 compared to $11.2 million a year ago. The increase in inventories is principally due to the increase in the Company’s seasonal store and kiosk locations, which continue operations (and thus carry inventory) into the following year.

Capital Expenditures for the fourth quarter were $0.6 million, bringing the total for the year to $1.9 million compared to $2.9 million in fiscal 2001. Management anticipates 2003 capital expenditures to approximate 1% to 2% of annual wholesale revenues plus approximately $900,000 for each year-round retail store opened during the year.

Fiscal 2003 Outlook

The Company intends to provide an outlook for fiscal 2003 in conjunction with its release of first quarter 2003 financial results in April. Consistent with 2002, information on its wholesale orders received during the first quarter will also be disclosed at that time.

About Department 56

Department 56, Inc. is a leading collectible and giftware company that recognizes the importance of celebrating life’s extraordinary moments — holidays, special days, and every day. Best known for its lighted Village buildings, Snowbabies™ figurines and extensive holiday and special occasion product lines, the Company designs and develops festive giftware with the highest principles of quality and creativity. Department 56 also offers Geppeddo brand dolls, doll accessories and plush items.

Department 56 sells its products through wholesale customers who operate approximately 13,800 gift, specialty and department store locations in the United States and Canada, Company-operated retail stores and seasonal kiosks throughout the United States and international distributors. Through its Time to Celebrate™ division, the Company sells holiday and seasonal giftware assortments direct to consumers at home shows.

Investors will have the opportunity to listen to the Company’s February 21 conference call over the Internet at www.companyboardroom.com. To listen to the live call, please go to the web site prior to the 9:00 a.m. EST call. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Notes concerning forward-looking statements:

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2001 dated March 28, 2002 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

DEPARTMENT 56, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS

	December 28, 2002	December 29, 2001

CURRENT ASSETS:
Cash and cash equivalents	$42,494	$48,088
Accounts receivable, net	32,620	22,795
Inventories	14,324	11,151
Other current assets	9,093	11,328
Total current assets	98,531	93,362

PROPERTY AND EQUIPMENT, net	20,908	29,749
GOODWILL, TRADEMARKS AND OTHER, net	60,061	153,963
OTHER ASSETS	1,825	1,958
	$181,325	$279,032

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long—term debt	$2,235	$900
Accounts payable	8,172	10,811
Other current liabilities	16,597	18,757
Total current liabilities	27,004	30,468

DEFERRED TAXES	5,808	7,717
LONG—TERM DEBT	51,765	84,100
STOCKHOLDERS’ EQUITY	96,748	156,747
	$181,325	$279,032

Reclassifications — Certain reclassifications were made to the fiscal 2001 condensed consolidated balance sheet in order to conform to the presentation of the fiscal 2002 condensed consolidated balance sheet.  These reclassifications had no impact on consolidated net income or retained earnings as previously reported.

DEPARTMENT 56, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Quarter Ended		52 Weeks Ended
	Dec. 28, 2002	Dec. 29, 2001	Dec. 28, 2002	Dec. 29, 2001

NET SALES	$57,713	$56,023	$208,624	$200,447
COST OF SALES	22,179	25,536	90,305	89,845

Gross Profit	35,534	30,487	118,319	110,602

Selling, general and administrative expenses	28,583	21,884	76,758	68,589
Amortization of goodwill, trademarks and other	58	1,251	248	5,189

INCOME FROM OPERATIONS	6,893	7,352	41,313	36,824

Interest expense	769	1,393	3,426	7,036
Litigation settlement	—	—	(5,388)	—
Other, net	(365)	(107)	(386)	2,642

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	6,489	6,066	43,661	27,146

INCOME TAX (BENEFIT) PROVISION	(1,562)	3,173	11,820	11,184

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	8,051	2,893	31,841	15,962

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	(93,654)	—

NET INCOME (LOSS)	$8,051	$2,893	$(61,813)	$15,962

INCOME PER SHARE BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE — BASIC	$0.62	$0.22	$2.45	$1.24

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	(7.21)	—

NET INCOME (LOSS) PER SHARE — BASIC	$0.62	$0.22	$(4.76)	$1.24

INCOME PER SHARE BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE — ASSUMING DILUTION	$0.61	$0.22	$2.42	$1.24

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	(7.13)	—

NET INCOME (LOSS) PER SHARE — ASSUMING DILUTION	$0.61	$0.22	$(4.70)	$1.24

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	13,078	12,896	12,998	12,878

WEIGHTED AVERAGE SHARES OUTSTANDING — ASSUMING DILUTION	13,162	12,920	13,141	12,908

DEPARTMENT 56, INC.

SEGMENTS OF THE COMPANY AND RELATED INFORMATION

(In thousands)

	Quarter Ended		52 Weeks Ended
	Dec. 28, 2002	Dec. 29, 2001	Dec. 28, 2002	Dec. 29, 2001

Wholesale:
NET SALES	$37,454	$39,555	$180,364	$181,056
INCOME FROM OPERATIONS	18,275	16,028	83,475	81,219

Retail:
NET SALES	20,259	16,468	28,260	19,391
INCOME (LOSS) FROM OPERATIONS	137	3,059	(4,661)	1,851

Other —
LOSS FROM OPERATIONS	(11,519)	(11,735)	(37,501)	(46,246)

Consolidated:
NET SALES	57,713	56,023	208,624	200,447
INCOME FROM OPERATIONS	6,893	7,352	41,313	36,824

The Company has two reportable segments — wholesale and retail.  Although the product produced and sold for each segment is similar, the type of customer for the product and the method used to distribute the product are different.  The segmentation of these operations also reflects how the Company’s chief executive officer (the “CEO”) currently reviews the results of these operations.  Income from operations for each reporting segment includes specifically identifiable operating costs such as cost of sales and selling expenses.  General and administrative expenses are generally not allocated to specific operating segments and are therefore reflected in the other category.  Other components of the statement of operations which are classified below income from operations are also not allocated by segment.  In addition, the Company does not account for or report assets, capital expenditures or depreciation and amortization by segment.  All transactions between operating segments have been eliminated and are not included in the table above.